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                                                                    Exhibit 10.2

                                OPTION AGREEMENT
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         This Option Agreement evidences the grant of a stock option (the
"Option") to purchase shares of common stock, par value $.001 (the "Company Stock"), of Generex Biotechnology Corporation (the "Company") granted to [NAME OF GRANTEE] (the "Optionee") pursuant to the Generex Biotechnology Corporation 2001 Stock Option Plan, as amended (the "Plan"), a copy of which is attached to this Option Agreement and incorporated into this Option Agreement by reference. The Option is subject to the terms, conditions, limitations and restrictions set forth in the Plan, including the following:

         a. The date of grant of the Option is [DATE], and the number of shares of Company Stock that may be purchased upon exercise of the Option is [NUMBER].

         b. The purchase price (the "Exercise Price") of Company Stock subject to the Option is [PRICE] per share.

         c. The Option shall become exercisable as follows, subject to the terms, conditions, limitations and restrictions set forth in the Plan: [NUMBER OF SHARES] shares will vest on [DATE]. Only options that have vested may be exercised.

         d. Unless sooner terminated pursuant to the Plan, the Option shall terminate on [FIVE-YEAR ANNIVERSARY OF DATE OF GRANT].

         e. The Optionee shall pay the Exercise Price for the Option (i) in cash or (ii) by such other method as may be approved by the Compensation Committee of the Company's Board of Directors. The Optionee shall pay the amount of any withholding tax due at the time of exercise, as provided in the Plan.

         f. The rights and interests of the Optionee under this Option Agreement may not be sold, assigned, encumbered or otherwise transferred, except, in the event of the death of the Optionee, by will or by the laws of descent and distribution.

         g. Any notice to the Company, including notice of exercise of an Option, shall be addressed to the Company in care of Slava Jarnitskii at the Company's principal offices.

         IN WITNESS WHEREOF, this Option Agreement has been executed on behalf of the Company by a duly authorized officer and by the Optionee effective as of the date of grant of the Option.


GENEREX BIOTECHNOLOGY CORPORATION           ACCEPTED AND AGREED:



By:
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                                             Optionee
Title:
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